               CONTINGENT PURCHASE PRICE PARTICIPATION AGREEMENT

     Agreement as of the ____ day of ________, 200_ by and among MPH Investments of Mississippi, Inc., a Mississippi corporation ("Vicksburg Buyer"), AP Properties of Mississippi, Inc., a Mississippi corporation ("Vicksburg Seller"), MPH Investments of Illinois, Inc. ("Freeport Buyer") and Freeport IL 899, L.L.C. ("Freeport Seller").

                                    RECITALS

     A. Vicksburg Seller is a wholly-owned subsidiary of Arlington Hospitality, Inc. ("AHI") and the owner of a leasehold estate and the improvements thereon comprising the AmeriHost Inn - Vicksburg, Mississippi, an 89 room hotel (the "Vicksburg Hotel"), which, together with all tangible and intangible property related thereto, and all improvements and betterments hereafter made to the Vicksburg Hotel through the earlier to occur of (i) the fifth anniversary of the date of this Agreement (the "Outside Date") and (ii) the date of sale (the "Vicksburg Sale Date") of all or substantially all of the foregoing by Vicksburg Buyer to an unaffiliated third party ("New Vicksburg Buyer"), is hereinafter collectively referred to as the "Vicksburg Property."

     B. Freeport Seller is a wholly-owned subsidiary of AHI and the owner of a 64 room AmeriHost Inn hotel and all underlying land in Freeport, Illinois (the "Freeport Hotel"), which, together with all tangible and intangible property related thereto, and all improvements and betterments hereafter made to the Freeport Hotel through the earlier to occur of (i) the Outside Date and (ii) the date of sale ("Freeport Sale Date") of all or substantially all of the foregoing by Freeport Buyer to an unaffiliated third party ("New Freeport Buyer"), is hereinafter collectively referred to as the "Freeport Property." The Vicksburg Property and Freeport Property are hereinafter sometimes collectively referred to as the "Properties" and individually referred to as a "Property."

     C. Vicksburg Buyer and Vicksburg Seller will be closing upon a certain purchase agreement for the sale of the Vicksburg Hotel (the "Vicksburg Purchase Contract") for a purchase price of the first mortgage debt secured by the Vicksburg Hotel on the closing date plus $468,850 (the "Vicksburg Buyer's Purchase Price") and the parties are desirous of providing for the Vicksburg Seller's contingent right to participate in some of the future appreciation of the Vicksburg Hotel as hereinafter provided.

     D. Freeport Buyer and Freeport Seller will be closing upon a certain purchase contract for the sale of the Freeport Hotel for a purchase price equal to the first mortgage debt secured by the Freeport Hotel plus $132,237 ("Freeport Purchase Contract") and the parties are desirous of providing for the Freeport Seller's contingent right to participate in value of the Freeport Hotel above $1,300,000, as hereinafter provided. The participation proceeds payable to the Vicksburg Seller and the Freeport Seller per this Agreement are sometimes hereinafter referred to as "Participation Proceeds."

     E. AHI has entered into an Omnibus Agreement with Michael P. Holtz, the controlling shareholder of each of the Vicksburg Buyer and the Freeport Buyer, which contemplates the transactions set forth in these Recitals, as well as the termination and settlement of his employment relationship with AHI effective as of closing of the property purchases.

     NOW THEREFORE, in consideration of the premises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Recitals; Effective Date. The recitals set forth above are incorporated by reference herein and made a part hereof as if fully rewritten. This Agreement shall be effective on the date of closings of the Vicksburg Property Contract and Freeport Purchase Contract, and shall survive the closings of said contracts.

     2. Vicksburg Property. In the event of a sale of the Vicksburg Property to a New Vicksburg Buyer on or before the Outside Date, Vicksburg Buyer agrees to pay to Vicksburg Seller on the date of the closing of the sale of the Vicksburg Property to the New Vicksburg Buyer, as additional purchase price for the sale of the Vicksburg Hotel under the Vicksburg Purchase Contract, the amount, if any, equal to the sum of: (i) fourteen percent (14%) of the Net Proceeds from the sale of the Vicksburg Property in excess of $3,500,000, capped in all events at $140,000 (i.e., fourteen percent (14%) of the first $1,000,000 in Net Proceeds in excess of $3,500,000); plus (ii) twenty percent (20%) of all Net Proceeds from the sale of the Vicksburg Property in excess of $4,630,729.

     In the event that the Vicksburg Property has not been sold by the Outside Date, then the Vicksburg Buyer and Vicksburg Seller shall endeavor to mutually agree upon the value the Vicksburg Property as of the Outside Date, or failing to mutually agree, they shall have the Vicksburg Property appraised as of the Outside Date pursuant to the appraisal process set forth in Section 4(b) below (the agreed on or appraised value as adjusted for capital improvements to the subject Property as noted below being the "Vicksburg Outside Date Value"). No later than forty-five (45) days following the date of determination of the Vicksburg Outside Date Value, the Vicksburg Buyer shall pay to the Vicksburg Seller the amount, if any, equal to the sum of: (i) fourteen percent (14%) of the Vicksburg Outside Date Value in excess of $3,500,000, capped in all events at $140,000; plus (ii) twenty percent (20%) of the Vicksburg Outside Date Value in excess of $4,630,729.

     The terms of this Section 2 shall be superseded by the terms of Section 5 if applicable.

     3. Freeport Hotel. In the event of a sale of the Freeport Property to a New Freeport Buyer on or before the Outside Date, Freeport Buyer agrees to pay to Freeport Seller on the date of the closing of the sale of the Freeport Property to the New Freeport Buyer, as additional purchase price for the sale of the Freeport Hotel under the Freeport Purchase Contract the amount, if any, equal to twenty percent (20%) of all Net Proceeds from the sale of the Freeport Property in excess of $1,300,000.

     In the event that the Freeport Property has not been sold by the Outside Date, then the Freeport Buyer and Freeport Seller shall endeavor to mutually agree upon the value the Freeport Property as of the Outside Date, or failing to mutually agree, they shall have the Freeport Property appraised as of the Outside Date pursuant to the appraisal process set forth in Section 4(b) below (the agreed on or appraised value as adjusted for capital improvements to the subject

Property as noted below being the "Freeport Outside Date Value"). No later than ten (10) days following the date of determination of the Freeport Outside Date Value, the Freeport Buyer shall pay to the Freeport Seller the amount, if any, equal to twenty percent (20%) of the Vicksburg Outside Date Value in excess of $1,300,000.


     Notwithstanding anything to the contrary contained herein, to the extent that the Freeport Property is sold prior to the Vicksburg Property and the Freeport Net Proceeds of sale of the Freeport Property to the Freeport Buyer from the New Freeport Buyer, after satisfaction of all mortgage debt secured by the Property are insufficient to pay the contingent purchase price payments called for in this Section 3 in full, then the deficiency if any shall accrue without interest and be payable by the Vicksburg Buyer upon the earlier of the sale of the Vicksburg Property or the Outside Date, in addition to the other monies, if any, otherwise owing from the Vicksburg Buyer to the Vicksburg Seller per Section 2 hereof.


     The terms of this Section 3 shall be superseded by the terms of Section 5 below, if applicable.

     4. Computation Guidelines.

          (a) Net Proceeds. For purposes of computing "Net Proceeds" from the sale of a Property, there shall be: (i) added to the sales price the amount of direct or indirect compensation or fees paid or payable to the seller of the Property and/or any affiliate or designee of such seller, including but not limited to consulting fees, asset management fees, commissions, non competition covenant fees, etc. (collectively, "Affiliate Fees"); provided however, to the extent an Affiliate Fee is already included as a portion of the sales price of the Property (e.g., if three percent (3%) commission is payable by the seller of the Property to an affiliate of the Seller), then such Affiliate Fee shall not be added to the sales price of the Property for purposes of this Section 4(a)(i); and (ii) subtracted from the sales price the sum of the following: (A) all actual third party closing costs paid by the seller in connection with the sale of the Property; plus (B) all third party commissions paid in connection with the sale of the Property; plus (C) all capital expenditures incurred by the seller of the Property following the date of this Agreement through the date of sale (but in no event later than the fifth anniversary of the date hereof), as reduced to the extent of accumulated depreciation for those capital expenditures made over two years prior to the date of sale, all as computed in accordance with GAAP.

          (b) Appraised Value. In order to determine the fair market value of a Property as of the Outside Date, the Property in question shall be appraised as of the Outside Date by an appraiser mutually agreeable to the parties, or should they fail to agree upon an appraiser within ninety (90) days following the Outside Date, then by an appraiser selected by Cushman & Wakefield, Inc. (which may be Cushman & Wakefield, Inc.) For purposes of the contingent purchase price payments called for above, the appraised value shall be reduced as to each Property by the amount of the sum of: (i) capital expenditures made by the relevant owner during the two years preceding the Outside Date; plus (ii) the amount of capital expenditures made by the relevant owner during the first 3 years following the date hereof, as reduced by the accumulated depreciation with respect to such expenditures from the date placed in service through the Outside Date, as computed in accordance with GAAP.

     5. Early Payment. Notwithstanding anything to the contrary contained herein, Vicksburg Buyer and Freeport Buyer shall have the right to prepay in their entirety all contingent purchase price amounts that would otherwise be due and owing with respect to the Properties per Section 2 and Section 3 above by tender of the cumulative sum of $340,000 (subject to dollar-for-dollar credit to the extent of prior payments pursuant to Section 6) to the Vicksburg Seller and to the Freeport Seller or their assigns, to be allocated among them as they deem proper (the "Early Contingent Sum Payment") at any time prior to the Vicksburg Sale Date (the date of such payment being the "Early Payment Date"); provided that such Early Contingent Sum Payment is made prior to the Outside Date in one lump sum (subject to the right to credit for Participation Proceeds payments previously paid per the operation of Section 6 below), and provided further; if a Property is under contract for sale on or before ninety (90) days following the Early Payment Date and is sold pursuant to such contract or an extension or modification thereof or a new contract with the buyer named therein or its affiliates entered into within ninety (90) days following termination of the old contract, then a new computation shall be made to determine: (i) the amount of Participation Proceeds that would have been paid with respect to such Property had the sale occurred on the Early Payment Date, plus (ii) the amount of Participation Proceeds that would have been paid with respect to the other Property based on the adjusted appraised value as of the Early Payment Date (as computed in accordance with Section 4(b) above, except in lieu of using the Outside Date, the Property will be valued as of the Early Payment Date, and the reduction for capital expenditures shall be for the sum of all capital expenditures made by the relevant owner during the two (2) years preceding the Early Payment Date, plus the amount of the relevant owner's capital expenditures as reduced by accumulated depreciation for the Property preceding the two (2) year period), provided that if such other Property is also sold pursuant to a contract of sale entered into on or before ninety (90) days following the Early Payment Date, then the Net Proceeds from such sale (as adjusted per Section 4(a) above) shall be used in lieu of appraised value; to the extent that the sum of the amounts computed per subparagraphs (i) and (ii) immediately above exceed $340,000 (such amount being the "Excess") then no later than the date of the computation of said sum, the Freeport Buyer and Vicksburg Buyer jointly and severally agree to pay the Excess as among the Vicksburg Seller and Freeport Seller or their assigns) as they or their designee shall designate, or barring any designation, the Excess shall be split equally among them.

     6. Refinancing. In the event that prior to the Outside Date a Property owner refinances one of the Properties, then the net proceeds from such refinancing (the "Refinancing Net Proceeds") shall be applied toward an initial payment against the Participation Proceeds called for in Section 2 and Section 3 hereof as if they had constituted Net Proceeds from sale of the Property. Upon a subsequent refinancing of the Property prior to the Outside Date or upon a sale of the Property or valuation of the Property effective as of the Outside Date, any payments made to the Vicksburg Seller or Freeport Seller or their assigns per operation of the immediately preceding sentence shall be credited against the Participation Proceeds otherwise payable hereunder; however, in no event shall the Vicksburg Buyer or Freeport Buyer be entitled to a return of any such Refinancing Net Proceeds previously made. For purposes hereof, the term Refinancing Net Proceeds shall mean the proceeds available to a Property owner upon refinancing of its Property, after payment of the following: (i) payoff of debt secured by the

Property in question; and (ii) payment of all nonaffiliated third-party costs and expenses incurred in connection with effecting the refinancing, including but not limited to appraisal fees, mortgage recording costs and legal fees.

         7. Notices. Any notices given or required to be given hereunder shall be by hand delivery, by overnight courier or by telecopy confirmed by answerback received. Notices shall be deemed given on the date sent for hand delivery and telecopy, and the day after the date sent for overnight courier. All notices shall be sent to the following addresses, or such other addresses as the party may direct by written notice:

IF TO SELLER:                                                   WITH A COPY TO:
Arlington Hospitality, Inc.                                     Shefsky & Froelich Ltd.
2355 South Arlington Heights Road--Suite 400                    444 North Michigan Avenue--Suite 2500
Arlington Heights, IL  60005                                    Chicago, IL  60611
Attention:      James Dale, Chief Financial Officer             Attention:        Mitchell D. Goldsmith, Esq.
Telephone:      847-228-5400                                    Telephone:        312-836-4006
Facsimile:      847-228-5409                                    Facsimile:        312-527-3194

IF TO BUYER:                                                    WITH A COPY TO:
Michael P. Holtz                                                Piper Rudnick
490 East Route 22                                               203 North LaSalle Street--Suite 1800
North Barrington, IL  60010                                     Chicago, IL  60601
Telephone:        847-277-0068                                  Attention:        David Glickstein, Esq.
E-Mail:           mpholtz@aol.com                               Telephone:        312-368-4000
                                                                Facsimile:        312-236-7516

IF TO ESCROW AGENT:
First American Title Insurance Company
30 N. LaSalle Street
Chicago, Illinois 60602
Attention: Greg Chaparro, Esq.


Freeport Buyer agrees to notify AHI and Freeport Seller, and Vicksburg Buyer agrees to notify AHI and Vicksburg Seller as soon as the applicable Property owner begins the sales or refinancing process for its Property and further agrees to keep them notified periodically of its progress and the terms and conditions of such efforts from time to time.

     8. Section Headings. The section headings used herein are inserted solely for the convenience of reference and shall not affect the construction or interpretation of this Agreement.

     9. Entire Contract; Survival. This Agreement constitutes the entire sale and purchase contract between the parties hereto and there are no other understandings, oral or written, relating to the subject matter hereof. This Agreement may not be changed, modified or amended, in whole or in part, except in writing, signed by all parties. The obligations of the parties hereunder shall survive any sale of the Freeport Property by the Freeport Buyer and any sale of the Vicksburg Property by the Vicksburg Buyer or any subsequent sales of such Properties.

     10. Invalid Provisions. If any one or more the provisions of this Agreement, or the applicability or any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

     11. Construction. The words "include" or "including" shall be construed as incorporating, also "but not limited to" or "without limitation." The word "day" means a calendar day, unless otherwise specified. The words "herein," "hereof," "hereunder" and other similar compounds of the words "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section. If the last day of any time period stated herein shall fall on a Saturday, Sunday or legal holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday or legal holiday. Whenever used in this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. Marginal notes are inserted for convenience only and shall not form part of the text of this Agreement. No inference in favor or against either party shall be drawn based upon which party or which party's counsel served as principal draftsman of this Agreement.

     12. Enforcement. Should a party breach any of its obligations under this Agreement, then any of the non-breaching parties may bring an action to compel performance and/or payment of the breached obligation, and the prevailing party in such action shall be entitled to reimbursement of all costs, expenses and legal fees incurred in connection with such action. Any contingent purchase price payments called for hereunder and not paid when due shall bear interest at the lesser of the maximum legally permitted rate or twelve percent (12%) per annum, compounded semi annually.

     13. Binding Effect. This Agreement and the terms and conditions hereof shall extend to and be binding upon the parties hereto and their successors and assigns; provided, that each of Freeport Seller and Vicksburg Seller may assign their rights and obligations under this Agreement (with written notice to Vicksburg Buyer and Freeport Buyer) to Arlington Hospitality, Inc. or such other entity as either of them designates pursuant to an assignment and assumption agreement executed by the assignor and assignee.

     14. Counterparts and Copies. This Agreement may be executed in several counterparts, all of which, when taken together, shall be deemed to be one original. Each fully executed copy also shall be deemed to be an original.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with substantive laws of the State of Illinois. Any dispute with respect to the subject matter hereof shall be litigated in Cook County, Illinois, to which jurisdiction and venue all parties consent. All parties hereto waive their right to trial by jury with respect to any dispute among them regarding this Agreement or the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYERS:                                    SELLERS:

MPH INVESTMENTS OF MISSISSIPPI, INC.       AP PROPERTIES OF MISSISSIPPI, INC.


By:                                        By:
     ---------------------------------        ---------------------------------
     Michael P. Holtz, President              James B. Dale, Secretary




MPH INVESTMENTS OF ILLINOIS, INC.          FREEPORT ILLINOIS 899, L.L.C.

                                           By:  ARLINGTON INNS OF AMERICA, INC.,
By:                                             its Manager
     ---------------------------------
     Michael P. Holtz, President

                                                By:
                                                   ----------------------------
                                                   James B. Dale, Secretary